Exhibit 10.1

UNITED COMMUNITY BANKS, INC.
AMENDMENT TO
AWARD AGREEMENTS
THIS AMENDMENT is made as of the 31st day of January, 2008 by and between UNITED COMMUNITY BANKS, INC., a Georgia corporation, (the “Company”) and THOMAS C. GILLILAND (the “Grantee”).

WHEREAS, the Company operates the 1995 Key Employee Stock Option Plan and the 2000 Key Employee Stock Option Plan, each as have been amended and restated from time to time (the “Plans”); and

WHEREAS, the Company and the Grantee wish to amend the award agreements of the Grantee under the Plans (the “Award Agreements”) to change the vesting schedule and the exercise term for the outstanding awards granted thereunder and described on Exhibit A hereto (the “Awards”);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
Amendment to Vesting Period.  Notwithstanding any other provision contained in any of the Award Agreements, including any provision in conflict with the terms of this provision, the Awards under each Award Agreement shall continue to vest in accordance with the applicable vesting schedule for such Award following the Grantee’s termination of employment just as if the Grantee had remained employed through the term of such vesting schedule.

2.
Amendment to Exercise Period.  Notwithstanding any other provision contained in any of the Award Agreements, including any provision in conflict with the terms of this provision, the Awards under each Award Agreement shall remain exercisable for the remaining exercise period of such Award following the Grantee’s termination of employment.

3.
Section 409A Compliance.  The Award Agreements and this Amendment shall at all times be operated in accordance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder (“Section 409A”).  The Company shall have the authority to take action under this Amendment, or refrain from taking any action, that is reasonably necessary to comply with Section 409A without any additional cost or tax to the Company or the Grantee.  Specifically, the Company shall have the authority to vary the terms of Section 1 hereof with respect to the Restricted Stock Unit Award Agreements (“RSU Agreements”) granted to the Grantee by the Company and to make additional amendments to such RSU Agreements, to the extent necessary or desirable to comply with Section 409A.

4.	No Other Changes. This Amendment shall be effective as of the date hereof. Except as hereby modified, the Award Agreements and Plans shall remain in full force and effect.

IN WITNESS WHEREOF, the Company and Grantee have executed this Amendment as of the date first written above.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Jimmy C. Tallent	By:	/s/ Thomas C. Gilliland
Name:	Jimmy C. Tallent		Thomas C. Gilliland
Title:	President and CEO

Exhibit A

Optionee Statement

Thomas C. Gilliland

Grant Date	Expiration	Grant		Grant		Vesting
	Date	Type	Outstanding	Price	Exercisable	Schedule	Exercisable

01/01/99	01/01/09	Non-Qualified	2,328	$13.33	2,328
04/20/00	04/20/10	Non-Qualified	7,542	$12.67	7,542
04/18/01	04/18/11	Non-Qualified	9,414	$11.67	9,414
03/11/02	03/11/12	Non-Qualified	13,494	$13.00	13,494
04/17/03	04/17/13	Non-Qualified	17,105	$16.39	17,105
04/17/03	04/17/13	Incentive*	6,102	$16.39	6,102
06/07/04	06/07/14	Non-Qualified	6,375	$23.75	6,375
06/07/04	06/07/14	Incentive*	2,125	$23.75	0
					Vesting on	2,125	6/7/2008
05/16/05	05/16/15	Non-Qualified	4,606	$23.10	4,500
					Vesting on	106	5/16/2008
05/16/05	05/16/15	Incentive*	4,394	$23.10	0
					Vesting on	2,144	5/16/2008
						2,250	5/16/2009
05/16/05	05/16/15	Restricted	563	$0.00	0
					Vesting on	563	1/31/2009
04/26/06	04/26/16	Non-Qualified	2,500	$28.85	2,500
Optionee Totals			76,548		69,360

*Non-Qualified if not exercised on or before April 30, 2008